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                        FIRST AMENDMENT

                               TO

                        CREDIT AGREEMENT

                             among

                 NEWFIELD EXPLORATION COMPANY,
                        AS THE COMPANY,

                   THE CHASE MANHATTAN BANK,
                           AS AGENT,

                              AND

                   THE BANKS SIGNATORY HERETO

                 Effective as of April 1, 1997
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              FIRST AMENDMENT TO CREDIT AGREEMENT


     This FIRST AMENDMENT TO CREDIT AGREEMENT (this "First Amendment") executed effective as of the 1st of April, 1997 (the "Effective Date") is among NEWFIELD EXPLORATION COMPANY, a corporation duly organized and validly existing under the laws of the state of Delaware (the "Company"); each of the banks under the Credit Agreement (hereinafter defined) (individually, a "Bank" and, collectively, the "Banks"); and THE CHASE MANHATTAN BANK (formerly known as The Chase Manhattan Bank, N.A.), as agent for the Banks under the Credit Agreement (in such capacity, together with its successors in such capacity, the "Agent").

                            Recitals

      A. The Company, the Agent and the Banks are parties to that certain Credit Agreement dated as of May 20, 1996 (the "Credit Agreement"), pursuant to which the Banks have made certain credit available to and on behalf of the Company.

      B. The Company has requested and the Agent and the Banks have agreed to amend certain provisions of the Credit Agreement.

      C. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      Section 1. Defined Terms. All capitalized terms which are defined in the Credit Agreement, but which are not defined in this First Amendment, shall have the same meanings as defined in the Credit Agreement. Unless otherwise indicated, all section references in this First Amendment refer to the Credit Agreement.

      Section 2. Amendments to Credit Agreement.

      2.1 Amendments to Section 1.01.

      (a) The definition of "Aggregate Maximum Credit Amounts" is hereby amended to read as follows:

          "Aggregate Maximum Credit Amounts" at any time shall equal $125,000,000, as the same may be reduced pursuant to Section 2.03(b) or increased pursuant to Section 2.03(d).

      (b) The definition of "Agreement" is hereby amended to read as follows:

          "Agreement" shall mean this Credit Agreement, as amended by the First Amendment, and as further amended from time to time.

      (c) The following definitions of "First Amendment" and "First Amendment Effective Date" are hereby added where alphabetically appropriate:
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          "First Amendment" shall mean that certain First Amendment to
Credit Agreement dated as of April 1, 1997 among the Company, the Agent and the Banks.

          "First Amendment Effective Date" shall mean the "Effective Date" as such term is defined in the First Amendment.

      (d) The definition of "Maturity Date" is hereby amended to read as follows:

          "Maturity Date" shall mean June 30, 2002.

      (e) The definition of "Maximum Credit Amount" is hereby amended to read as follows:

          "Maximum Credit Amount" shall mean, as to each Bank, the amount set forth opposite such Bank's name on Annex I under the caption "Maximum Credit Amount", as the same may be: (i) reduced pursuant to Section 2.03
(b) hereof pro rata to each Bank based on its Percentage Share, (ii) increased, with the consent of such Bank, pursuant to Section 2.03(d), or
(iii) modified from time to time to reflect any assignments permitted by
Section 12.06(b).

      (f) The definition of "Percentage Share" is hereby amended to read as follows:

          "Percentage Share" shall mean the percentage of the Loans and Commitments to be provided by a Bank under this Agreement as indicated on Annex I hereto, as modified from time to time to reflect any increases in the Aggregate Maximum Credit Amounts permitted by Section 2.03(d) or any assignments permitted by Section 12.06(b).

      (g) The definition of "Revolving Credit Termination Date" is hereby amended to read as follows:

          "Revolving Credit Termination Date" shall mean June 30, 1999.

      2.2 Amendment to Section 2.03. Section 2.03(a) is hereby amended to read as follows:

      (a) The Aggregate Commitments shall at all times be equal to the lesser of (i) the Aggregate Maximum Credit Amounts after adjustments resulting from reductions pursuant to Section 2.03(b) or increases pursuant to Section 2.03(d), (ii) the Borrowing Base as determined from time to time and (iii) the Designated Borrowing Base as determined from time to time.

      2.3 Amendment to Section 2.03. Section 2.03(a) is hereby amended by adding Section 2.03(d), which reads as follows:

      (d) The Company shall have the right, without the consent of the Banks but subject to the approval of the Agent (which consent shall not be unreasonably withheld), to effectuate from time to time an increase in the Aggregate Maximum Credit Amounts under this Agreement by adding to this Agreement one or more commercial banks or other financial institutions (who shall, upon completion of the requirements stated in this Section 2.03(d), constitute Banks hereunder), or by allowing one or more Banks to


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increase their Maximum Credit Amount hereunder, so that such added and increased Maximum Credit Amounts(s) shall equal the increase in Aggregate Maximum Credit Amounts effectuated pursuant to this Section 2.03(d); provided that: (i) no increase in the Aggregate Maximum Credit Amounts pursuant to this Section 2.03(d) shall result in the Aggregate Maximum Credit Amounts exceeding $200,000,000 (ii) no Bank's Maximum Credit Amount shall be increased without the consent of such Bank, and (iii) if as a result of an increase in the Aggregate Maximum Credit Amounts pursuant to this Section 2.03(d) the Percentage Share of any Bank is decreased and such Bank is required to assign or have prepaid its then outstanding Eurodollar Loans to comply with its new Percentage Share, such reallocation shall be subject to Section 5.05. The Company shall give the Agent three (3) Business Days' prior written notice of its intent to increase the Aggregate Maximum Credit Amounts pursuant to this Section 2.03(d). Such notice shall specify each new commercial bank or other financial institution, if any, the changes in amounts of Aggregate Maximum Credit Amounts that will result, and such other information as is reasonably requested by the Agent. Each new commercial bank or other financial institution, and each Bank agreeing to increase its Maximum Credit Amount, shall execute and deliver to the Agent a document satisfactory to the Agent pursuant to which it becomes a party hereto or increases its Maximum Credit Amount, as the case may be, which document, in the case of a new commercial bank or other financial institution, shall (among other matters) specify the Applicable Lending Office of such new commercial bank or other financial institution. In addition, the Agent shall prepare and deliver to the Company and each Bank a new Annex I reflecting the new Percentage Share of each Bank and its Maximum Credit Amount. Finally, the Company shall execute and deliver a Note, in substantially the form of Exhibit A, in the principal amount of the Maximum Credit Amount of each new commercial bank or other financial institution, or a replacement Note in the principal amount of the increased Maximum Credit Amount of each Bank agreeing to increase its Maximum Credit Amount, as the case may be. The Company shall also deliver other documents of the nature referred to in Section 6.01(a) to the Agent in such form and substance as may be reasonably required by it. Upon execution and delivery of the appropriate documentation and the delivery to it of its Note, such new commercial bank or other financial institution shall constitute a "Bank" hereunder with a Maximum Credit Amount as specified in the new Annex I delivered pursuant to this Section 2.03(d), or such Bank's Maximum Credit Amount shall increase as specified therein, as the case may be.

      2.4 Amendment to Section 9.01. Section 9.01 is hereby amended by adding Section 9.01(i), which reads as follows:

      (i) Without limitation of any other part of Section 9.01, Debt of the Company created, incurred or assumed after the date hereof; provided that the aggregate outstanding principal amount of such Debt shall not at any one time outstanding exceed an amount equal to $10,000,000 minus the amount of Debt outstanding at such time under Section 9.01(d).

  Section 3. Conditions Precedent. The effectiveness of this First Amendment is subject to the receipt by the Agent of the following documents and satisfaction or waiver of the other conditions provided in this Section 3, each of which shall be satisfactory to the Agent in form and substance:


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      3.1 Loan Documents.  The Agent shall have received multiple counterparts as requested of this First Amendment, each executed and delivered by a duly authorized officer of each party.

      3.2 No Default. No Default or Event of Default shall have occurred and be continuing as of the Effective Date.

  Section 4. Representations and Warranties; Etc. The Company hereby affirms: (a) that as of the date of execution and delivery of this First Amendment, all of the representations and warranties contained in the Credit Agreement and each Loan Document are true and correct in all material respects as though made on and as of the Effective Date; and (b) that after giving effect to this First Amendment and to the transactions contemplated hereby and that no Defaults exist under the Credit Agreement or will exist under the Credit Agreement after giving effect to the aforesaid transactions.

  Section 5. Miscellaneous.

      5.1 Confirmation. The provisions of the Credit Agreement (as amended by this First Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this First Amendment.

      5.2 Counterparts. This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

      5.3 No Oral Agreement. This written First Amendment, the Credit Agreement and the other documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties.

      5.4 Governing Law. This First Amendment (including, but not limited to, the validity and enforceability hereof), shall be governed by, and construed in accordance with, the laws of the State of New York.







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     IN WITNESS WHEREOF, the parties have caused this First Amendment to be duly executed effective as of the date first written above.


     NEWFIELD EXPLORATION COMPANY

     By:  /s/ TERRY W. RATHERT
     Name:  Terry W. Rathert
     Title: VP & CFO


     THE CHASE MANHATTAN BANK, as Agent

     By: /s/ MARY JO WOODFORD
     Name: Mary Jo Woodford
     Title: Vice President


     THE CHASE MANHATTAN BANK

     By: /s/MARY JO WOODFORD
     Name: Mary Jo Woodford
     Title:  Vice President


     THE FIRST NATIONAL BANK OF BOSTON

     By: /s/FRANK T. SMITH
     Name: Frank T. Smith
     Title: Director

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     BANK OF MONTREAL

     By: /s/ ROBERT L. ROBERTS
     Name Robert L. Roberts
     Title: Director, U.S. Corporate Banking


     FIRST UNION NATIONAL BANK OF NORTH CAROLINA

     By: /s/ MICHAEL J. KOLOSOWSKY
     Name: Michael J. Kolosowsky
     Title: Vice President


     SOCIETE GENERALE

     By: /s/RICHARD A. ERBERT
     Name: Richard A. Erbert
     Title: Vice President


     FIRST NATIONAL BANK OF COMMERCE

     By: /s/ DAVID R. REID
     Title: Sr. Vice President
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